Danimer Scientific Announces First Quarter 2023 Results

-- Cites Improved Visibility into Near-Term Demand --

-- Reiterates Full Year 2023 Guidance on In-Line Quarterly Results --

BAINBRIDGE, GA – May 10, 2023 – Danimer Scientific, Inc. (NYSE: DNMR) (“Danimer” or the “Company”), a leading next generation bioplastics company focused on the development and production of highly engineered biodegradable materials, announced today financial results for its first quarter, ended March 31, 2023.

Stephen E. Croskrey, Chairman and Chief Executive Officer of Danimer, commented, “We completed the first quarter in line with our expectations. Since the close of the quarter, we have gained increased visibility into a small number of new commercial opportunities that, if captured in full, would require the lion’s share of our remaining capacity[MD1] [SC2] . This includes resins for straws and cutlery, two important categories. Additionally, we were pleased to launch, in conjunction with TotalEnergies Corbion, a new PHA-based resin for single-use coffee pods, an additional significant opportunity. We have growing confidence in our strategic and competitive position and continue to expect to finish 2023 on a strong pace.”

Danimer commented that it continues to await notification regarding next steps and timing following the submission of its Part II Application to the U.S. Department of Energy (DOE) under the Title XVII Loan Guarantee Program intended to fund the completion of its greenfield manufacturing facility in Bainbridge, Georgia.

Mr. Croskrey concluded, “The harm plastic waste does to our environment is a large, complex and global issue that Danimer, its partners, and its customers are working to help solve. The volume of the calls for ecologically responsible alternatives to single-use plastics, whether from consumers, from advocacy groups, or from regulatory mandates, continues to increase. We are proud to be working closely with some of the world’s leading brands to demonstrate that we have a better, more responsible way forward.”

First Quarter 2023 Financial Highlights:

•
Revenues were $11.9 million in the first quarter of 2023 compared to $14.7 million in the first quarter of 2022. A $2.1 million reduction in product revenue was primarily the result of an unfavorable but now concluded shift in the timing of PHA-based resin sales to a large customer, partially offset by modest growth in sales of PLA-based resin. Services revenue of $0.8 million compared to $1.5 million in the year-ago quarter reflected the completion of long-term funded R&D projects over the course of the year with customers now moving to commercialize those investments.
•
Gross profit was $(6.3) million compared to $(1.3) million in the first quarter of 2022. Adjusted gross profit was $(1.0) million compared to $2.0 million in the first quarter of 2022. The reduction in adjusted gross profit, which now includes rent expense, primarily reflects the impact of the timing shift of revenues as well as increased fixed production costs associated with greater capacity.
•
Net loss for the first quarter was $(36.6) million compared with $(26.4) million in the prior year period.
•
Adjusted EBITDA in the first quarter of 2023 improved to $(8.9) million as compared to $(10.6) million in the first quarter of 2022 due to successful expense controls across many areas of the business.

Capital Structure

At March 31, 2023, the Company reported total debt outstanding of $380.2 million, which included approximately $45.7 million of low-interest New Markets Tax Credit loans that the Company expects will be forgiven beginning in 2026 and debt associated with the senior secured term loan closed on March 17, 2023. The Company noted that effective liquidity at the end of the first quarter was $114.0 million, including $12.0 million of restricted cash that has since become unrestricted. The Company remains comfortable with its liquidity position and that it has the strategic and operational flexibility required to execute its growth strategy.

Outlook

The Company noted that its first quarter results were consistent with its prior expectations and reiterated the following guidance:

•
Full-year Adjusted EBITDA in the range of $(23) million to $(31) million. The improvement in Adjusted EBITDA compared to the $(45.0) million reported for 2022 is expected to result primarily from revenue growth in PHA-based resins and the related benefits of scale captured by the Company’s Kentucky manufacturing operations. In addition, the Company’s initiatives to improve efficiency and reduce costs are expected to have a favorable full-year impact on both R&D and SG&A expenses.
•
Full-year capital expenditures are anticipated to be in the range of $26 million to $31 million, primarily to support existing commitments related to the Bainbridge greenfield facility. The Company noted that it would expect to modify this spending estimate in the event financing is achieved later this year, particularly the U.S. Department of Energy (DoE) Title XVII Loan Guarantee Program. Other capital projects within the year include projected facility maintenance, completion of our Rinnovo® demonstration plant and spending related to information systems initiatives.

Webcast, Conference Call and 10-Q Filing

The Company will host a webcast and conference call today, May 10, 2023 at 5:00 p.m. Eastern time to review first quarter 2023 results, discuss recent events and conduct a question-and-answer session. The live webcast of the conference call can be accessed on the Investor Relations section of the Company’s website at https://ir.danimerscientific.com. For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-888-886-7786 or 1-416-764-8658, respectively. Upon dialing in, please request to join the Danimer Scientific First Quarter 2023 Earnings Conference Call. The archived webcast will be available for replay on the Company's website after the call.

About Danimer Scientific

Danimer is a pioneer in creating more sustainable, more natural ways to make plastic products. For more than a decade, its renewable and sustainable biopolymers have helped create plastic products that are biodegradable and compostable and return to nature instead of polluting our lands and waters. Danimer’s technology can be found in a vast array of plastic end products that people use every day. Applications for its biopolymers include additives, aqueous coatings, fibers, filaments, films and injection-molded articles, among others. Danimer holds more than 480 granted patents and pending patent applications in more than 20 countries for a range of manufacturing processes and biopolymer formulations. For more information, visit https://danimerscientific.com.

Forward‐Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include, without limitation, statements regarding our expectations for full year 2023 capital expenditures, Adjusted EBITDA and cash balances. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy, including, but not limited to, its ability to expand its production facilities and plants to meet customer demand for its products and the timing thereof; risks relating to the uncertainty of the projected financial information with respect to the Company; the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to our products; the Company’s exposure to product liability or product warranty claims and other loss contingencies; disruptions and other impacts to the Company’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of the Company’s manufacturing facilities and suppliers, as well as consumer demand for our products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact on our business, operations and financial results from the ongoing conflict in Ukraine; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes; our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems; the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize potential net operating loss carryforwards; and changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contacts:

Investors

James Palczynski

Phone: 415-876-8429

ir@danimer.com

Media

Anthony Priwer

apriwer@daltonagency.com

Phone: 615-515-4891

Danimer Scientific, Inc.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
(in thousands, except share and per share data)	2023	2022
Assets:
Current assets:
Cash and cash equivalents	$101,991	$62,792
Restricted cash, current	17,613	-
Accounts receivable, net	16,086	17,989
Other receivables, net	1,561	1,635
Inventories, net	31,745	32,743
Prepaid expenses and other current assets	4,186	5,225
Contract assets, net	5,312	4,687
Total current assets	178,494	125,071

Property, plant and equipment, net	455,132	453,949
Intangible assets, net	80,115	80,941
Right-of-use assets	19,147	19,028
Leverage loans receivable	31,446	31,446
Restricted cash	14,071	1,609
Other assets	226	226
Total assets	$778,631	$712,270

Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$6,218	$14,977
Accrued liabilities	7,147	5,001
Deferred revenue	1,313	-
Current portion of lease liability	3,337	3,337
Current portion of long-term debt, net	6,719	1,972
Total current liabilities	24,734	25,287

Private warrants liability	1,328	212
Long-term lease liability, net	22,036	22,114
Long-term debt, net	373,484	286,398
Deferred income taxes	107	200
Other long-term liabilities	1,326	447
Total liabilities	$423,015	$334,658

Stockholders' equity:
Common stock, $0.0001 par value; 200,000,000 shares authorized: 101,938,376 and 101,804,454 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	$10	$10
Additional paid-in capital	690,893	676,250
Accumulated deficit	(335,287)	(298,648)
Total stockholders’ equity	355,616	377,612
Total liabilities and stockholders’ equity	$778,631	$712,270

Danimer Scientific, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
(in thousands, except share and per share data)	2023	2022
Revenue:
Products	$11,096	$13,216
Services	830	1,527
Total revenue	11,926	14,743

Costs and expenses:
Cost of revenue	18,209	16,065
Selling, general and administrative	18,699	22,236
Research and development	7,075	7,131
Loss on sale of assets	170	-
Total costs and expenses	44,153	45,432
Loss from operations	(32,227)	(30,689)
Nonoperating income (expense)
Gain (loss) on remeasurement of private warrants	(1,116)	4,995
Interest, net	(3,386)	(992)
Other, net	-	9
Total nonoperating income (expense):	(4,502)	4,012
Loss before income taxes	(36,729)	(26,677)
Income taxes	90	291
Net loss	$(36,639)	$(26,386)

Basic and diluted net loss per share	$(0.36)	$(0.26)

Weighted average number of shares used to compute:
Basic and diluted net loss per share	101,896,326	100,728,366

Danimer Scientific, Inc.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended
	March 31,
(in thousands)	2023	2022
Cash flows from operating activities:
Net loss	$(36,639)	$(26,386)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	14,065	13,750
Depreciation and amortization	7,579	4,259
(Gain) loss on remeasurement of private warrants	1,116	(4,995)
Amortization of debt issuance costs	828	572
Accounts receivable reserves	(519)	595
Inventory reserves	244	1,056
Deferred income taxes	(92)	(291)
Amortization of right-of-use assets and lease liability	(196)	(77)
Loss on disposal of assets	170	-
Other	-	17
Changes in operating assets and liabilities
Accounts receivable	2,422	(2,272)
Other receivables	74	2,458
Inventories, net	753	(4,713)
Prepaid expenses and other current assets	1,039	678
Contract assets	(625)	(729)
Other assets	-	(4)
Accounts payable	(1,256)	725
Accrued liabilities	2,981	(1,923)
Other long-term liabilities	878	(111)
Unearned revenue and contract liabilities	1,313	(214)
Net cash used in operating activities	(5,865)	(17,605)
Cash flows from investing activities:
Purchases of property, plant and equipment and intangible assets	(16,400)	(58,902)
Acquisition of Novomer, net of cash acquired	-	(14)
Net cash used in investing activities	(16,400)	(58,916)
Cash flows from financing activities:
Proceeds from long-term debt	130,000	-
Cash paid for debt issuance costs	(33,035)	(196)
Principal payments on long-term debt	(5,494)	(44)
Proceeds from employee stock purchase plan	129	209
Proceeds from exercise of stock options	-	164
Employee taxes related to stock-based compensation	(61)	-
Cost related to warrants	-	(55)
Net cash provided by financing activities	91,539	78
Net increase (decrease) in cash and cash equivalents and restricted cash	69,274	(76,443)
Cash and cash equivalents and restricted cash-beginning of period	64,401	286,968
Cash and cash equivalents and restricted cash-end of period	$133,675	$210,525

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measures “Adjusted EBITDA”, “Adjusted gross profit” and "Adjusted gross margin". Danimer management views these metrics as a useful way to look at the performance of its operations between periods and to exclude decisions on capital investment and financing that might otherwise impact the review of profitability of the business based on present market conditions.

Adjusted EBITDA is defined as net income or loss plus net interest expense, income taxes, depreciation and amortization, as adjusted to add back certain charges or gains that Danimer may record each period such as remeasurement of private warrants, stock-based compensation expense, as well as non-recurring charges such as (i) asset disposal gains or losses as well as other significant gains or losses such as debt extinguishments and impairment of goodwill; (ii) legal settlements; or (iii) other discrete non-recurring items. Danimer believes these items are not considered an indicator of ongoing performance. Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. The measure is used as a supplement to GAAP results in evaluating certain aspects of Danimer’s business, as described below.

Adjusted gross profit is defined as gross profit plus depreciation, stock-based compensation and nonrecurring items.

Adjusted gross margin is defined as adjusted gross profit divided by total revenue.

Danimer believes that each of Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin is useful to investors in evaluating the Company’s performance because each measure considers the performance of the Company’s operations, excluding decisions made with respect to capital investment, financing and other non-recurring charges as outlined in the preceding paragraph. Danimer believes these non-GAAP metrics offer additional financial information that, when coupled with the GAAP results and the reconciliation to GAAP results, provides a more complete understanding of its results of operations and the factors and trends affecting its business.

Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin should not be considered as an alternative to net income or loss as an indicator of its performance or as alternatives to any other measure prescribed by GAAP as there are limitations to using such non-GAAP measures. Although Danimer believes that Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin may enhance an evaluation of its operating performance based on recent revenue generation and product/overhead cost control because it excludes the impact of prior decisions made about capital investment, financing and other expenses, (i) other companies in Danimer’s industry may define Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin differently than Danimer does and, as a result, they may not be comparable to similarly titled measures used by other companies in its industry, and (ii) Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin exclude certain financial information that some may consider important in evaluating Danimer’s performance.

Danimer compensates for these limitations by providing disclosure of the differences between Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin and GAAP results, including providing a reconciliation to GAAP results, to enable investors to perform their own analysis of Danimer’s operating results. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, reconciliations to GAAP financial measures are not provided for forward-looking non-GAAP measures. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Danimer Scientific, Inc.

Reconciliation of Adjusted EBITDA to Net (Loss) Income (Unaudited)

	Three Months Ended March 31,
	2023	2022
(in thousands)
Net loss	$(36,639)	$(26,386)
Stock-based compensation	14,943	13,700
Depreciation and amortization	7,579	4,259
Interest (income) expense, net	3,386	992
(Gain) loss on remeasurement of private warrants	1,116	(4,995)
Loss on extinguishment of royalty agreement	549	-
(Gain) loss on sale of assets	170	-
Nonrecurring repair and maintenance costs	77	-
Litigation and other legal related	57	760
Income taxes	(90)	(291)
Inventory reserve	-	1,016
Public company transition costs	-	350
Other, net	-	(9)
Adjusted EBITDA	$(8,852)	$(10,604)

Reconciliation of Adjusted Gross Profit to Gross Profit (Unaudited)

	Three Months Ended March 31,
	2023	2022
(in thousands)
Total revenue	$11,926	$14,743
Cost of revenue	18,209	16,065
Gross profit	(6,283)	(1,322)
Depreciation	5,213	2,227
Nonrecurring repair and maintenance costs	77	-
Stock-based compensation	2	29
Inventory reserve	-	1,016
Adjusted gross profit	$(991)	$1,950

Adjusted gross margin	-8.3%	13.2%